Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Alset Capital Acquisition Corp. for the period ended August 31, 2023, I, Heng Fai Ambrose Chan, Chief Executive Officer of Alset Capital Acquisition Corp., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q of Alset Capital Acquisition Corp. for the period ended August 31, 2023, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q of Alset Capital Acquisition Corp. for the period ended August 31, 2023, fairly presents, in all material respects, the financial condition and results of operations of Alset Capital Acquisition Corp.

/s/ Heng Fai Ambrose Chan
Heng Fai Ambrose Chan
Chief Executive Officer (Principal Executive Officer)

Date: October 16, 2023

A signed original of the certification required by Section 906 has been provided to Alset Capital Acquisition Corp. and will be retained by Alset Capital Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.